As filed with the Securities and Exchange Commission on August 16, 2007.
Registration No. 333-35814

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHECKFREE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2360335 (I.R.S. Employer Identification No.)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(Address of Principal Executive Offices) (Zip Code)

BLUEGILL TECHNOLOGIES, INC.
AMENDED AND RESTATED
1998 INCENTIVE AND NON-QUALIFIED
STOCK OPTION PLAN
(Full Title of the Plan)

David E. Mangum
Executive Vice President and Chief Financial Officer
CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copies of Correspondence to:
Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-1953

EXPLANATORY STATEMENT
Deregistration of Securities
     CheckFree Corporation, a Delaware corporation formerly known as CheckFree Holdings Corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to withdraw and remove from registration the unissued and unsold securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 28, 2000 (Registration No. 333-35814) (the “Registration Statement”). The Registration Statement registered 591,796 shares of the Company’s common stock, par value $.01 (the “Common Stock”), to be issued, offered and sold pursuant to the BlueGill Technologies, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan (the “Plan”).
     The Registration Statement is hereby amended to deregister all of the unissued and unsold shares of Common Stock registered under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Number	Description

24
Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-35814) filed with the Securities and Exchange Commission on April 28, 2000).

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 16, 2007.

CheckFree Corporation
By:	/s/ David E. Mangum
David E. Mangum, Executive Vice President and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter J. Kight*	Chairman of the Board	August 16, 2007
Peter J. Kight	and Chief Executive Officer
(Principal Executive Officer)

/s/ David E. Mangum	Executive Vice President and	August 16, 2007
David E. Mangum	Chief Financial Officer
(Principal Financial Officer)

/s/ Samuel R. Schwartz	Senior Vice President, Controller and	August 16, 2007
Samuel R. Schwartz	Chief Accounting Officer
(Principal Accounting Officer)

/s/ William P. Boardman*	Director	August 16, 2007

William P. Boardman

Director

C. Beth Cotner

Director

James D. Dixon

/s/ Mark A. Johnson*	Director	August 16, 2007

Mark A. Johnson

/s/ Eugene F. Quinn*	Director	August 16, 2007

Eugene F. Quinn

/s/ Jeffrey M. Wilkins*	Director	August 16, 2007

Jeffrey M. Wilkins

*By:	/s/ Curtis A. Loveland

Curtis A. Loveland, Attorney-in fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

24	Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-35814) filed with the Securities and Exchange Commission on April 28, 2000).